July 19, 2005

The Keith Companies, Inc.
19 Technology Drive
Irvine, California, 92618-2334

Ladies and Gentlemen:

We have acted as counsel to The Keith Companies, Inc., a California corporation (the “Company”), in connection with the preparation of the Registration Statement on Form F-4 (Registration No. 333-124748) (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on May 9, 2005, Amendment No. 1 to the Registration Statement filed with the Commission on June 24, 2005, and Amendment No. 2 to the Registration Statement to be filed on the date hereof under the Securities Act of 1933, as amended (the “Securities Act.”). Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the proxy statement/ prospectus included in the Registration Statement or in the Agreement and Plan of Reorganization dated as of April 14, 2005, as amended May 9, 2005 attached as Appendix A to the Proxy Statement/ Prospectus (the “Agreement”).

In rendering our opinion set forth below, we have examined (without our independent investigation or verification) and relied upon the facts, information, representations, covenants and agreements contained in originals or copies, certified or otherwise identified to our satisfaction, of the Agreement, the Registration Statement, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. Our opinion assumes and is expressly conditioned on, among other things, the accuracy, completeness and truth of the facts, information, representations, covenants, statements and agreements set forth in the documents referred to above, both initially and continuing as of the effective time of the merger contemplated by the Agreement, without any qualification as to knowledge or belief.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity and completeness of all documents submitted to us as originals, and the conformity to original documents of all non-original documents submitted to us. We also have assumed that the transactions contemplated by the Agreement will be consummated in accordance with the Agreement and as described in the Registration Statement, and that none of the terms and conditions contained therein will have been waived or modified in any respect prior to the effective time of the merger contemplated by the Agreement. We have further assumed that all documents and instruments referred to in the Agreement are valid and binding in accordance with their terms.

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Keith Companies, Inc.
July 19, 2005

In rendering our opinion, we have considered applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder (the “Regulations”), pertinent judicial authorities, rulings of the Internal Revenue Service and such other authorities as we have considered relevant, in each case, as in effect on the date hereof. It should be noted that such laws, Regulations, judicial decisions, rulings, administrative interpretations and such other authorities are subject to change at any time and, in some circumstances, with retroactive effect. A change in any of the authorities upon which our opinion is based, or any variation or difference in any fact from those set forth or assumed herein or in the Registration Statement, the Agreement, or such other documents on which we relied, could affect our conclusions herein. Moreover, there can be no assurance that our opinion will be accepted by the Internal Revenue Service or, if challenged by the Internal Revenue Service, by a court.

We hereby confirm that, although the discussion set forth under “Material U.S. Federal Income Tax Consequences of the Merger” does not purport to discuss all possible United States federal income tax consequences to U.S. Holders, in our opinion, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences to U.S. Holders of Company common stock of the transactions described therein. Such discussion is our opinion of the material U.S. federal income tax consequences to U.S. Holders of Company common stock of the transactions described therein.

Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign of any transaction related thereto or contemplated by the Agreement. We are furnishing this opinion solely in connection with the filing of the Registration Statement. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

In accordance with the requirements of Item 601(b)(23) under the Securities Act, we hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. We also consent to the use of our name under the heading “Material U.S. Federal Income Tax Consequences of the Merger” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/  Akin Gump Strauss Hauer & Feld LLP

Akin Gump Strauss Hauer & Feld LLP